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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-35257, 333-35259, 333-38657, 333-38659, 333-
59783 and 333-59797) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-61005) of Peritus Software Services, Inc. of our report dated January 27, 1998, except as to Note 16, which is as of December 2, 1998, appearing on page 40 of this Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Selected Financial Data" included in such Annual Report on Form 10-K/A. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 5, 1999